UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2017

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 3.03 Material Modifications to Rights of Security Holders.

On November 30, 2017, Pendrell Corporation (the "Company") filed with the Secretary of State of the State of Washington Articles of Amendment to its Articles of Incorporation, as amended (the "Amendment"), pursuant to which the Company effected a 1-for-100 reverse stock split (the "Reverse Split") of the Company’s outstanding Class A Common Stock and Class B Common Stock (collectively, the "Common Stock"), effective as of 5:00 p.m., Pacific time, on November 30, 2017 (the "Effective Time"). A more detailed description of the Reverse Split is set forth under Item 8.01 below and in the Amendment, which is filed herewith as Exhibit 3.1, both of which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See the description of the Amendment in Item 3.03 above and the Reverse Split in Item 8.01 below.

Item 8.01 Other Events.

Reverse Split:

The Company estimates that the Reverse Split has reduced the number of outstanding shares of Common Stock from approximately 24.4 million shares to approximately 240,000 shares. In connection with the Reverse Split, the CUSIP number for the Class A Common Stock was changed to 70686R500 and the CUSIP number for the Class B Common Stock was changed to 70686R609. We anticipate the change to the CUSIP number and the impact of the Reverse Split will be evidenced on the NASDAQ stock exchange on or about December 5, 2017. The Reverse Split affects all Company shareholders uniformly and does not affect any shareholder’s percentage ownership interest in the Company, except to the extent that shares fractionalized by the Reverse Split are cashed-out. Shareholders who hold shares fractionalized by the Reverse Split (those shareholders with a share count not evenly divisible by 100) did not receive fractional shares. Instead, the fractionalized shares were cancelled and converted into the right to receive a cash payment equal to $6.73 per fractionalized share.

The Company’s transfer agent, Computershare, will act as exchange agent for purposes of implementing the exchange of stock certificates or book entry shares, and payment for fractional shares. Beginning at the Effective Time, each certificate representing shares of the Common Stock before the Reverse Split will automatically be deemed for all corporate purposes to evidence ownership of one-one-hundredth (1/100) of the shares evidenced by such certificate immediately prior to the Effective Time, rounded down to the nearest whole share. All shares issuable upon exercise of outstanding stock options, and the exercise price per share, will be proportionately adjusted to reflect the Reverse Split. In addition, outstanding restricted stock units will be proportionately adjusted to reflect the Reverse Split.

De-Registration:

On December 4, 2017, the Board filed with the Securities and Exchange Commission a Form 15 to de-register the Class A common stock. The Company anticipates that the de-registration will be completed within 90 days thereafter.

Dividend:

On November 30, 2017, the Board assessed the Company’s financial position for 2017, recognized the likelihood of positive personal holding company income for 2017, and therefore determined that the Company will declare a dividend to shareholders, payable in 2017, to reduce or eliminate personal holding company tax liability. The Company issued a press release announcing that the Board declared a dividend of $12.32 per share, payable on shares outstanding after the Reverse Split. The dividend will be paid on December 27, 2017 to shareholders of record on December 15, 2017. A copy of the press release is filed herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements: This current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "may," "will," "could," "should," "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions, and include statements relating to the Reverse Split, the Company’s anticipated PHCI for 2017, the de-registration of the Class A common stock and the payment of a dividend. Forward-looking statements included in this report are based on information available to the Company on the date of this report. Such forward-looking statements involve assumptions, risks, uncertainties and other factors that could cause actual events to differ materially from those matters expressed in or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

3.1 Articles of Amendment to the Articles of Incorporation, as amended, of Pendrell Corporation

99.1 Press Release announcing reverse stock split and cash dividend

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation, as amended, of Pendrell Corporation
99.1	Press Release announcing reverse stock split and cash dividend

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

December 4, 2017	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary

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